EXHIBIT 99.1

Sun American Bancorp Knows of No Reason for Decline in Stock Price

BOCA RATON, Fla., Nov. 6, 2007 (PRIME NEWSWIRE) -- Sun American Bancorp ("Sun American") (Nasdaq:SAMB), the bank holding company for Sun American Bank, today reports that management of Sun American knows of no corporate reason for the drop in the price of its stock. The Bank reported that it bought a block of 50,000 shares today under its buy-back program.

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Except for historical information containing herein, the matters set forth in this news release are "forward looking" statements, as defined in the Private Securities Litigation Reform Act of 1995. Although Sun American Bancorp believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions; there can be no assurance that its expectations will be realized. Forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from Sun American Bancorp's expectations. Factors that could contribute to such differences include those identified in Sun American Bancorp's Form 10-K for the year-ended December 31, 2006, and those described from time to time in Sun American's other filings with the Securities and Exchange Commission, news releases and other communications.

CONTACT:  Sun American Bancorp
          Michael E. Golden, President and CEO
          Robert Nichols, CFO
          (561) 544-1908